EXHIBIT 10.129

SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE

This Subscription Agreement and Investor Questionnaire (the “Agreement”) is made and entered into as of the date set forth below by and between the person or entity set forth on the signature page below (the “Investor”) and Performance Health Technologies, Inc. ("PHT").

Recitals

WHEREAS, PHT has authorized the issuance and sale of PHT's units up to an aggregate amount of $350,000 (the "Units"), in a private offering (the “Offering”) with each Unit, having a purchase price of $1,000, consisting of (i) an unsecured non-convertible promissory note in the principal amount of $1,000 (collectively referred to herein as the “Notes”) and (ii) 3,000 warrants each to purchase one share of PHT common stock with an exercise price of $0.30 per share (the “Warrants”); and

WHEREAS, the Investor desires to purchase Units on the terms set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.  Purchase and Sale of Notes

1.1           At the Closing (as defined below) the Investor shall purchase from PHT and PHT shall sell to the Investor, subject to all of the terms and conditions hereof, Units for the purchase price set forth on the signature page.

2.  Closing

2.1           Date of Closing.  The closing (the "Closing") of the purchase and sale of the Units shall take place on any date subsequent to the date of this Agreement up to and including July 31, 2008 as determined by PHT unless extended by PHT and Dawson James Securities for up to two additional 30-day periods (the "Closing Date").

2.2           Items to be Delivered by the Investor to PHT.  The following shall be delivered by the Investor to PHT on the Closing Date:

(a)	this Agreement executed by the Investor; and

(b)	the purchase price for the Units by wire transfer to the following account:

Performance Health Technologies, Inc.
Atlantic Central Bankers Bank:  Camp Hill, PA
ABA# 031301752
Account# 220146
Further Credit To:
Hopewell Valley Community Bank
ABA# 031207827
Final Credit To:
Performance Health Technologies, Inc.
Account# 2000024758

2.3           Items to be Delivered to the Investor by PHT.  The following shall be delivered by PHT to the Investor on the Closing Date:  the Notes and Warrants included in the Units purchased by the Investor in the form attached hereto as Exhibits A and B.

3.  Representations and Warranties of PHT

           PHT hereby represents and warrants to the Investor as follows:

3.1           Corporate Existence and Power.  PHT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  PHT has all corporate power and all material governmental permits required to carry on its business as now conducted.

3.2           Corporate Authorization; Enforceability.  The execution, delivery and performance by PHT of this Agreement, the Notes and the Warrants are within PHT's corporate powers and have been duly authorized by the Board of Directors of PHT and no other corporate action on the part of PHT is necessary to authorize this Agreement or issuance of the Notes or the Warrants.  This Agreement has been, and the Notes and Warrants will be, duly executed and delivered by PHT.  This Agreement constitutes the valid and binding agreement of PHT, enforceable against PHT in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                3.3           No Conflict.  The execution, delivery and performance by PHT of this Agreement, and the consummation of the transactions contemplated hereby, including issuance of the Units, do not and will not at the Closing, (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to PHT, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of PHT under any material contract to which PHT is a party or (c) violate any organizational document of PHT.

3.4           Notes and Warrants.  The Notes and Warrants included in the Units and common stock issuable upon exercise of the Warrants (the “Warrant Shares”), when issued and delivered in accordance with the terms of this Agreement (and the terms of the Notes or Warrants, as the case may be) will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any lien or other limitation or restriction.

3.5           Securities Matters.    Subject to the accuracy of the representations of the Investor set forth in Section 4.4 hereof the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.  PHT has complied and will comply with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Units as contemplated by this Agreement.

4.  Representations and Warranties of the Investor

           The Investor hereby represents and warrants to PHT as follows:

4.1           Organization and Good Standing; Power and Authority. Any Investor that is not a natural person (a) is an organization that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (b) has all requisite power and authority and all authorizations, licenses and material permits necessary to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Agreement.

4.2           Authorization of the Agreement.  This Agreement constitutes a valid and legally binding obligation of the Investor except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.

4.3           No Conflict. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not at the Closing (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Investor, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Investor under any material contract to which the Investor is a party or (c) violate any organizational document of any Investor that is not a natural person.

4.4           Investment Representation.

(a)	The Investor has received and reviewed the following (the “PHT Documents”):

1.	Letter dated May 19, 2008, describing terms of the Offering and certain risk factors;

2.	This Agreement and the form of Note and Warrants attached hereto; and

3.	PHT’s Form 10-KSB for the year ended December 31, 2007.

(b)
The Investor or Investor's designated representatives have concluded a satisfactory due diligence investigation of PHT and have had an opportunity to review the PHT Documents and to have all of their questions related thereto satisfactorily answered.

(c)
The Investor acknowledges that the Notes and Warrants included in the Units (and Warrant Shares) are speculative and involve a high degree of risk and the Investor represents that it is able to sustain the loss of the entire amount of its investment.

(d)
The Investor (or its members and/or officers) has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Notes and Warrants included in the Units (and Warrant Shares).

(e)	The Investor has received from PHT, and is relying on, no representations or projections with respect to PHT's business and prospects except as set forth in this Agreement and the PHT Documents.

(f)	The Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

(g)
The Investor is acquiring the Units (and Warrant Shares) for investment purposes only without intent to distribute the same, and acknowledges that the Units (and Warrant Shares) have not been registered under the Securities Act and applicable state or other securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state or other securities laws.

(h	The Investor acknowledges that it will not be able to transfer the Units (and Warrant Shares) except upon compliance with the registration requirements of the Securities Act and applicable state or other securities laws or exemptions therefrom.

(i)
RELEASE OF DAWSON JAMES SECURITIES LIABILITY.  In order to induce Dawson James Securities to make the introduction of the Investor to PHT and in view of the investment by the Investor, the Investor does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, REMISE AND FOREVER DISCHARGE Dawson James Securities and its affiliates and each and any of their respective shareholders, officers, directors, “controlling persons”, employees, registered representatives, independent contractors, heirs, executors, administrators, successors in interest and assigns from and against any and all agreements, promises, liabilities, claims and demands of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively a “Claim”), which the Investor, the Investor’s heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring, directly or indirectly, out of the Offering or the Investor’s investment.

(j)	The certificates and/or instruments evidencing the Notes and Warrants included in the Units (and Warrant Shares) will contain the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

(k)
All of the written information pertaining to the Investor which the Investor has heretofore furnished to PHT, and all information pertaining to the Investor which is set forth in this Agreement and the Investor Questionnaire attached hereto, is correct and complete as of the date hereof and, if there should be any material change in such information prior to PHT's acceptance of this Agreement, the Investor shall promptly furnish such revised or corrected information to PHT. Investor otherwise meets any special suitability standards applicable to the Investor's state of residence.

(l)
The Investor acknowledges that it has received a subscription package, a copy of which is attached hereto, containing information describing the Offering, setting forth the Risk Factors the Investor must consider prior to making an investment decision, use of proceeds and other matters relevant to the Offering.

5.  Registration Rights

5.1           Participation in Registered Offerings.  If  PHT proposes or is required to register any of its shares or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the Investor of its intention to do so.  Upon the written request of the Investor given within twenty (20) days after receipt of any such notice, PHT shall use its best efforts to cause to be included in such registration any Warrant Shares held by the Investor requested to be registered (the “Registrable Securities”); provided, that if the managing underwriter advises that less than all of the shares requested to be registered should be offered for sale so as not to materially and adversely affect the price or salability of such offering being registered by PHT, the Investor (but not PHT to the extent it desires to include shares for its own account) shall reduce the number of its Warrant Shares to be included in the registration statement as required by the underwriter to the extent requisite of all prospective sellers of the securities proposed to be registered (other than PHT) on a pro rata basis according to the amounts of securities proposed to be registered by all prospective sellers to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered.  The registration requested pursuant to this Section 5.1 is referred to herein as the "Piggyback Registration".

5.2           Obligations of Investor.  It shall be a condition precedent to the obligation of PHT to register any Warrant Shares pursuant to this Section 5 that the Investor shall furnish to PHT such information regarding the Warrant Shares held and the intended method of disposition thereof and other information concerning the Investor as PHT shall reasonably request and as shall be required in connection with the registration statement to be filed by PHT.  If after a registration statement becomes effective PHT advises the Investor that PHT considers it appropriate to amend or supplement the applicable registration statement, the Investor shall suspend further sales of the Registrable Securities until PHT advises the Investor that such registration statement has been amended or supplemented.

5.3           Registration Proceedings.  Whenever PHT is required by the provisions of this Section 5 to effect the registration of the Registrable Securities under the Securities Act, PHT shall:

(i)
Prepare and promptly file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective within 60 days of filing and remain effective;

(ii)	Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

(iii)
Furnish to the Investor and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Investor and underwriters may reasonably request in order to facilitate the public offering of such securities;

(iv)
Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Investor may reasonably request within twenty (20) days following the original filing of such registration statement, except that PHT shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(v)
Notify the Investor, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(vi)	Notify the Investor promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

(vii)
Prepare and promptly file with the SEC and promptly notify the Investor of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  Notwithstanding any provision herein to the contrary, PHT shall not be required to amend, supplement, or update a prospectus contained in any registration statement if to do so would result in an unduly burdensome expense to PHT.

5.4           Expenses.  With respect to the inclusion of the Registrable Securities in a registration statement pursuant to this Section 5, all registration expenses, fees, costs and expenses of and incidental to such registration, shall be borne by PHT; provided, however, that Investor shall bear its own professional fees and pro rata share of the underwriting discounts and commissions.  The fees, costs and expenses of registration to be borne by PHT shall include, without limitation, all registration, filing,  and printing expenses, fees and disbursements of counsel and accountants for PHT, fees and disbursements of counsel for the underwriter or underwriters of such securities (if PHT and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

5.5           Indemnification of the Investor.  Subject to the conditions set forth below, in connection with any registration of the Warrant Shares pursuant to this Section 5, PHT agrees to indemnify and hold harmless the Investor, any underwriter for the offering and each of their officers and directors and agents and each other person, if any, who controls Investor or their underwriter (each, an “Investor Indemnified Party”), within the meaning of Section 15 of the Securities Act, as follows:

(i)
Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by PHT or based upon written information furnished by PHT filed in any jurisdiction in order to qualify PHT's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by PHT in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to PHT by or on behalf of the Investor expressly for use in connection therewith or arising out of any action or inaction of the Investor;

(ii)
Subject to the proviso contained in Subsection (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of PHT; and

(iii)
In no case shall PHT be liable under this indemnity agreement with respect to any claim made against any Investor Indemnified Party unless PHT shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such Investor Indemnified Party, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim.  The failure to so notify PHT, if prejudicial in any material respect to PHT's ability to defend such claim, shall relieve PHT from its liability to the indemnified person under this Section 5.5, but only to the extent that PHT was prejudiced.  The failure to so notify PHT shall not relieve PHT from any liability which it may have otherwise than on account of this indemnity agreement.  PHT shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if PHT elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the Investor Indemnified Party in any suit so brought.  In the event PHT elects to assume the defense of any such suit and retain such counsel, the Investor Indemnified Party in the suit shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the Investor Indemnified Party reasonably believes that there may be available to it any defense or counterclaim different than those available to PHT or that representation of the Investor Indemnified Party by counsel for PHT presents a conflict of interest for such counsel, then the Investor Indemnified Party shall be entitled to defend such suit with counsel of its own choosing and PHT shall bear the fees, expenses and other costs of such separate counsel.

5.6           Indemnification of PHT.  The Investor agrees to indemnify and hold harmless PHT, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls PHT and the underwriter within the meaning of Section 15 of the Securities Act and any other stockholder selling securities against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by PHT under Section 5.5 (i), (ii) and (iii) above; provided, however, that such indemnification by Investor hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such Investors, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of such Investor by or on behalf of such Investor expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of such Investor in implementing such registered offering.  Notwithstanding the foregoing, the indemnification obligation of Investor shall not exceed the purchase price of the Units paid by Investor.  In case any action shall be brought against PHT, or any other person so indemnified, in respect of which indemnity may be sought against any Investor, such Investor shall have the rights and duties given to PHT, and each other person so indemnified shall have the rights and duties given to Investor, by the provisions of Section 5.5.  The person indemnified agrees to notify the Investor promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

5.7           Contribution.  If the indemnification provided for in Sections 5.5 and 5.6 above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  No person who has committed fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

5.8           Assignment of Registration Rights.  The right to have PHT register Registrable Securities pursuant to this Agreement shall be automatically assignable to any transferee of all or any portion of the Registrable Securities if:  (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to PHT within a reasonable time after such assignment, (b) PHT is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws and, (d) at or before the time PHT receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with PHT to be bound by all of the provisions contained herein (the foregoing a “Permitted Transferee”).

6.  Miscellaneous

6.1           Definitions.

 “Business Day” means a day that is not a Saturday, Sunday or a day on which commercial banking institutions located in New York City, New York are authorized or required to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

6.2           Confidentiality.

(a)
The Investor agrees to keep confidential any and all non-public information delivered or made available to the Investor by PHT except for disclosures, as necessary, made by the Investor to the Investor's officers, directors, employees, agents, counsel and accountants each of whom shall be notified by the Investor of this confidentiality covenant and for whom the Investor shall be liable in the event of any breach of this covenant by any such individual or individuals; provided, however, that nothing herein shall prevent the Investor from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Investor, (iii) which has been publicly disclosed or (iv) to any of its members provided that any such members agree in writing (with a copy provided to PHT) to be bound by confidentiality provisions in form and substance substantially as are contained herein.  In the event of a mandatory disclosure as described in clause (i) and/or (ii) of the preceding sentence, the Investor shall promptly notify PHT in writing of any applicable order, request or demand for such information, cooperate with PHT if and to the extent that PHT elects to seek an appropriate protective order or other relief from such order, request, or demand, and disclose only the minimal amount of information ultimately required to be disclosed.  No Investor shall use for its own benefit, nor permit any other person to use for such person's benefit, any of PHT's non-public information including, without limitation, in connection with the purchase and/or sale of PHT's securities.

(b)
PHT shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information PHT marks such information as "Non-Public Information - Confidential" and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review.  PHT may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to PHT and the Investor.

(c)
Nothing herein shall require PHT to disclose non-public information to the Investor or its advisors or representatives, and PHT represents that it does not disseminate non-public information to any Investors who purchase stock in PHT in a public offering, to money managers or to securities analysts.

6.3           Costs and Expenses.  PHT and the Investor shall bear their own costs and expenses in connection with this transaction.

6.4           Survival.  All agreements, covenants, representations and warranties made by PHT or by the Investor herein shall survive the execution and delivery of this Agreement.

6.5           Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon PHT, or the Investor under this Agreement shall be in writing and facsimiled, mailed or delivered to each party at the facsimile number or its address as provided below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when facsimiled, upon confirmation of receipt to the following:

Performance Health Technologies, Inc.
427 River View Plaza
Trenton, NJ  08611
Attn.:  Robert Prunetti, President and CEO
Fax:  (609) 656-0869

To the Investor at the Address Set Forth on the Investor Questionnaire.

6.6           Nonwaiver.  No failure or delay on any party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

6.7           Amendments and Waivers.  This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by all of the parties.  Such waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

6.8           Assignments.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.9           Partial Invalidity.  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

6.10         Headings.  Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

6.11         Entire Agreement.  This Agreement constitutes and contains the entire agreement of the parties hereto and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

6.12         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules.

6.13        Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York located in the County of New York and the federal courts of the United States of America located in such State and County.  Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.5 will be deemed effective service of process on such party.

6.14         JURY TRIAL.  EACH PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE.

6.15         Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

If Investor is an individual:

_________________________________                                   ______________________________
Signature of Investor                                                                           Print Name of Investor

$________________ of Units to be Purchased Under this Agreement

Date:______________________, 2008

If Investor is an entity:

_________________________________
 Print Name of Entity

_________________________________                                      ______________________________
 Signature of Officer,                                                                              Print Name of Officer,
 Trustee or Partner, as applicable                                                        Trustee or Partner, as applicable

$________________ of Units to be Purchased Under this Agreement

Date:_____________________, 2008

Accepted:

PERFORMANCE HEALTH TECHNOLOGIES, INC.

Date ______________________2008	By:	/s/
Name
Title

ACCREDITED INVESTOR QUESTIONNAIRE

The Investor understands that:

 •  In making a decision to invest in the Offering, the Investor must rely on its own examination of PHT and the terms of the Offering, including the merits and risks involved.

 •  The Offering has not been recommended or approved by any federal or state securities commission or regulatory authority.

 •  The Investor should consult its own competent counsel, including, without limitation, legal counsel, accountant, or business advisor as to legal, tax, financial, and related matters concerning a purchase of the Units.

An investment in the Units involves a high degree of risk.  Among other factors, Investors should consider the following risk factors, which are included in the PHT Documents.  Investors should carefully review the entire PHT Documents, however, for a more complete description of PHT and the risks involved in an investment in our Units.

Risks Concerning the Units and the Offering

AN INVESTMENT IN PHT INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE IF THE INVESTOR CAN AFFORD A COMPLETE LOSS OF INVESTMENT.  EACH INVESTOR UNDERSTANDS THAT:

This is an illiquid investment and there is no current trading market for our securities.  There is no established trading market for the Notes or our common stock or any of our securities and no assumption should be made that one will ever exist.  The Company has been a public reporting company under the 1934 Act since July 13, 2007.  The Company’s common stock is presently not traded on any market or securities exchange. The Company is in the process of filing, through a market maker, an information statement pursuant to SEC Rule 15c211 with the Financial Industry Regulatory Authority (“FINRA”) in order to obtain approval for quotation of the Company’s common stock on the Over-the-Counter Bulletin Board.  There is no assurance that FINRA will approve our application.  Even if a trading market is established, there can be no assurance that it will be active. Since our common stock has not traded on any public market before, we cannot predict the extent to which an active public market for our common stock may develop. Absence of an active trading market could adversely affect our stockholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.  For these and other reasons, there is substantial risk of non-payment of the Notes. The common stock issuable upon exercise of the Warrants will be “restricted securities.”  As restricted securities they may be sold only upon registration under the Securities Act and applicable state or other jurisdictions’ securities laws, or upon reliance on an exemption from the registration requirements.  Offerees should consider purchasing the Units only as a long-term investment.  Offerees may not be able to promptly liquidate their investment at a reasonable price, or for any price, in the event of a personal financial emergency or otherwise.

We may not be able to obtain the significant financing that we need to continue to operate and any additional financing may be on terms adverse to your interests.  We have recently entered into a number of financing transactions. We are continuing to seek other financing initiatives. We need to raise additional capital to meet our working capital needs, for the repayment of debt and for capital expenditures. Such capital is expected to come from the sale of our debt and/or equity securities through private placement offerings and/or the sale of common stock.

We believe that if we raise approximately $7.7 million in debt and equity financings we would have sufficient funds to meet our needs for working capital ($1.0 million), repayment of debt (approximately $5.2 million expected to mature from January 1, 2008 to December 31, 2008), accounts payable and accrued expenses (approximately $1.0 million) and marketing and development (approximately $0.5 million) over the next 12 months.  As of December 31, 2007, we had cash balances of approximately $36,000.

No assurance can be given that we will be successful in completing any financings at the minimum level necessary to fund our working capital, debt repayment or other expenses, or at all. If we are unsuccessful in completing financings, we will not be able to meet our working capital, debt repayment or other capital needs or execute our business plan. In such case we will assess all available alternatives including a sale of our assets or merger, the suspension of operations and possibly liquidation, auction, bankruptcy, or other measures.  For these and other reasons, there is substantial risk of non-payment of the Notes.

We have had limited product sales, a history of operating losses and have been unprofitable since inception.  We have had limited sales of our products to date. We incurred net losses of approximately $5.3 million during the year ended December 31, 2006 and approximately $5.4 million for the year ended December 31, 2007. We expect to incur substantial additional operating losses in the future. During the year ended December 31, 2006 and year ended December 31, 2007, we generated revenues from product sales in the amounts of $5,278 and $5,309, respectively. We cannot assure you that we will continue to generate revenues from operations or achieve profitability in the near future or at all.  For these and other reasons, there is substantial risk of non-payment of the Notes.

We have a working capital loss, which means that our current assts were not sufficient to satisfy our current liabilities on December 31, 2007.  We had a working capital deficit of $8,398,048 at December 31, 2007, which means that our current liabilities exceeded our current assets on December 31, 2007 by $8,398,048.  Current assets are assets that are expected to be converted to cash or otherwise utilized within one year and, therefore, may be used to pay current liabilities as they become due.  Or working capital deficit means that our current assets on December 31, 2007 were not sufficient to satisfy all of our current liabilities on that date.  For these and other reasons, there is substantial risk of non-payment of the Notes.

There is no minimum amount of Units; consummation of the Offering is in multiple closings.  There is no minimum amount of Units that must be subscribed for in order for us to close on any Units.  We intend to use the proceeds we receive from any Unit subscriptions we accept, when and if received, irrespective of the amount of Unit subscriptions we receive.  This offering of Units will be subject to multiple closings, if and when we receive any subscriptions.  All subscriptions we receive and accept will be treated exactly the same, irrespective of whether we receive certain subscriptions earlier and a closing was effectuated with respect thereto in advance of our receipt of other subscriptions in this Offering.  Accordingly, investors who purchase Units prior to other investors may be more at risk, depending in part, on the aggregate amount of Units ultimately subscribed for.  Once we accept a subscription, irrespective of the ultimate amount of proceeds raised in this Offering, the investor may not ask for a return of such investment.  For these and other reasons, there is substantial risk of non-payment of the Notes.

The Notes are unsecured.  We will not pledge any assets to secure the payment of the Notes.  The Notes are general unsecured obligations of PHT.  The terms of the Notes allow us to incur indebtedness and obligations that may be secured by our assets.  Any such secured indebtedness or other obligation will have a claim to our assets prior to the claims of any holder of a Note.  All general unsecured claims against us will be equal to the claims of any holder of a Note.

There may be no remaining proceeds for stockholders in the event of the dissolution of PHT.  In the event of our dissolution, the proceeds from the liquidation of our assets, if any, will be first used to satisfy the claims of creditors.  Only after all outstanding debts are satisfied will the remaining proceeds, if any, be distributed to our stockholders.  Accordingly, the ability of any investor to recover all or any portion of an investment in our equity securities under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

No advice is given as to the tax aspects of the Units.  Offerees are advised that we are giving no advice as to the tax implications of an investment in the Units.  Offerees should obtain their own tax advice prior to making a decision to purchase a Unit.

The interest rate of the Notes and the exercise price of the Warrants have been arbitrarily set by the Board of Directors.  The interest rate of the Notes and the exercise price of the Warrants have been determined by our Board of Directors, based, in part, on the cost of the Offering, our prospects in the industry, an assessment of our financial condition and other factors deemed relevant by the Board.  The interest rate of the Notes and the exercise price of the Warrants, however, are not based on our historical earnings, the book value of our common stock, or any other objective criteria and should not be deemed to be an indication of the value of our common stock

THE INVESTOR HAS BEEN ADVISED BY PHT THAT AN INVESTMENT IN PHT WILL INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE IF INVESTOR CAN AFFORD A COMPLETE LOSS OF ITS INVESTMENT.

A.           INDIVIDUALS (If Investor is an individual, complete this Part A)

1.	Name of Investor(s)[1] _________________________________________
Address (including Zip Code) ___________________________________
Telephone No.  (         ) _________________________________________
Telecopy No.   (        ) __________________________________________

2.	Indicate type of ownership subscribed for:
                _______  Individual
                _______  Joint Tenants with Rights of Survivorship
                _______  Tenant in Common
                _______  Tenants by the Entirety

3.	Social Security Number(s)

4.	Date(s) of Birth

5.	Employment Position(s)

6.	State(s) from which driver’s license(s) issued

7.	State(s) in which registered to vote

8.	Each Investor must initial at least one of the following statements:

____	(a)	Investor certifies that he/she is a director or executive officer of PHT.

____	(b)
Investor certifies that he/she is a natural person whose individual net worth, or joint net worth with his/her spouse, at the time of his/her investment in PHT exceeds $1,000,000 (inclusive of the value of his/her home, home furnishings and automobiles).

____	(c)
Investor certifies that he/she is a natural person who has an individual income[2] in excess of $200,000 in each of the two most recent years or joint income with his/her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

__________________________________

1
If there is more than one Investor other than husband and wife, a separate Investor Questionnaire must be completed for each such Investor and attached to this Investor Questionnaire.  If Investors are husband and wife, please include both names, be certain to complete item 2 and include both social security numbers (indicating to which individual each social security number belongs) in item 3.

2
In determining income, a Investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plans, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

B.           ENTITIES (If Investor is an entity, complete this Part B)

1.	Name of Investor
Address (including Zip Code)

Telephone No.   (         )  ______________________
Telecopy No.   (         )  _______________________

2.	Indicate type of entity:

___     Corporation     ___    Trust     ___    Limited Partnership

___     General Partnership     ___      IRA    ___    Pension Plan or Trust

Other:

3.	Date of formation or incorporation:

4.	State of formation or incorporation:

5.	Indicate whether Investor was organized for the specific purpose of acquiring securities of PHT.	Yes ____ No ____

6.	Indicate the individual(s) authorized to execute documents on behalf of the Entity Investor in connection with this investment:

Name:
Title:

7.	Taxpayer Identification Number:

8.	Each Investor must initial at least one of the following statements:

____ (a)
Investor certifies that it is a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

____ (b)	Investor certifies that it is an insurance company as defined in Section 2(13) of the Act.

____ (c)	Investor certifies that it is a broker/dealer registered pursuant to the Securities Exchange Act of 1934, as amended.

____ (d)	Investor certifies that it is an investment company registered under the Investment Company Act of 1940, as amended, or business development company as defined in Section 2(a)(48) of such Act.

____ (e)	Investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ (f)
Investor certifies that it is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and either (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, investment decisions are made solely by persons that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Act.

____ (g)	Investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

____ (h)
Investor certifies that it is a corporation, partnership, a Massachusetts or similar business trust or other trust (if the trust’s purchase of securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Act) or other organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring PHT’s securities, with total assets in excess of $5,000,000.

____ (i)	Investor certifies that it is an entity in which all of the equity owners are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Act.

____ (j)
None of the statements in clauses (a) through (i) are applicable to the Entity Investor and the Entity Investor is otherwise not an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

9.	Investor agrees to provide, upon request by PHT, the following information:

(A)
Corporations will provide the articles of incorporation, by-laws and corporate resolution authorizing the purchase of Units and authorizing the person(s) signing this Investor Questionnaire.  All the documents must be certified by the Secretary or Assistant Secretary of the corporation as being true and correct copies thereof and in full force and effect.

(B)
Partnerships and limited liability companies will provide a copy of the partnership agreement, articles of organization, and/or operating agreement showing the date of formation and giving evidence of the authority of the person(s) signing this Investor Questionnaire.

(C)	Trusts will provide a copy of the trust agreement showing the date of formation and giving evidence of the authority of the person(s) signing this Investor Questionnaire.

 C.          ACKNOWLEDGEMENTS AND REPRESENTATIONS TO BE MADE BY ALL INVESTORS (Every Investor must complete this Part C)

           Investor understands that PHT will be relying on the accuracy and completeness of the representations made above as well as Investor’s responses to the questions contained in this Investor Questionnaire.  Investor understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim for damages as a result of such false representation.

           ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY.  However, Investor agrees that PHT may present this Investor Questionnaire to such parties as PHT deems appropriate if called upon to establish that the purchase of Units by the Investor is exempt from registration under the Securities Act or meets the requirements of applicable state or other securities laws.

           Investor represents and warrants to PHT as follows (each Investor must initial all of the following):

_______	a)	The representations and the answers to the questions in this Investor Questionnaire are complete and correct and may be relied upon by PHT and its counsel.
_______	b)	Investor has full power and authority to subscribe for and purchase the Units.
_______	c)	The Investor Questionnaire has been duly and validly authorized, executed, and delivered by Investor and constitutes the valid, binding, and enforceable agreement of Investor.
_______	d)
Investor has reviewed the PHT Documents and has received all information Investor has deemed relevant and has had all of Investor’s questions answered with respect to the purchase of the Units and PHT and has made such independent investigation into PHT as Investor has deemed necessary.

_______	e)
The purchase of the Units is made solely for the account of Investor with a view to and for investment and not with a view to or for distribution, assignment, participation, or resale.  Investor has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or pledge the Units, or any interest therein.  There are substantial restrictions on the transferability of the Units.  Investor is prepared to bear the economic risk involved in the purchase of the Units for an indefinite term.

_______	f)
Investor acknowledges there is a substantial economic risk with respect to Investor’s investment in the Units and that Investor has such knowledge and experience in financial and business matters that Investor is able to evaluate the risks and merits of the investment in the Units and is making an informed decision to purchase the Units.

_______	g)
Investor did not learn about the offer to purchase the Units through any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet or at any seminar or meeting to which Investor was invited by a general solicitation or advertising.

_______	h)
Investor hereby agrees to indemnify PHT and its affiliates and each and any of their respective officers, directors, shareholders, “controlling persons”, agents, and employees and to hold each of such entities and persons harmless from and against any and all liabilities, loss, damages, costs, or expenses (including reasonable attorneys’ fees) to which they, or any of them, may be put or which they, or any of them, may incur by reason of any breach of the representations and warranties made by Investor in the Subscription Agreement or this Investor Questionnaire.

_______	i)	Investor will notify PHT immediately of any material change in any representation made above or any statement made herein that occurs prior to the closing of the sale of the Units.
_______	j)	Investor will provide such further information as may be requested by PHT or its counsel to verify the information contained herein.
_______	k)
In evaluating the suitability of Investor’s decision to purchase the Units, Investor has relied solely upon the information provided in the PHT Documents and the exhibits and schedules attached hereto and Investor’s own independent investigation of PHT, and acknowledges that no representations (oral or written) have been made to the Investor with respect thereto.

_______	l)	In making a decision to invest in the Offering, the Investor must rely on its own examination of PHT and the terms of the Offering, including the merits and risks involved.
_______	m)	The Offering has not been recommended or approved by any federal, state or other securities commission or regulatory authority.
_______	n)
The Investor should consult its own competent counsel, including, without limitation, legal counsel, accountant, or business advisor as to legal, tax, financial, and related matters concerning a purchase of the Units.

_______	o)
The Investor acknowledges that there is no public market for PHT’s common stock and no assumption should be made that one will ever exist; the common stock underlying the warrants are and will be “restricted securities”; as restricted securities, they may be sold only upon registration under the Securities Act and applicable state or other securities laws, or upon reliance on an exemption from such registration requirements.  Investors should consider purchasing the Units only as a long-term investment.  Investors may not be able to promptly liquidate at a reasonable price, or for any price, in the event of a personal financial emergency or otherwise.

_______	p)
The Investor acknowledges that:  In the future, PHT’s financial needs may be such that it is forced to offer for sale its securities on terms more favorable than the terms offered to investors in this Offering.  If such an event were to occur, investors purchasing Units in this Offering would have the right to participate in such future offering on the terms and conditions of such future offering.  The ownership interest percentages of Investors who do not wish to participate in such future offering will be diluted to the extent of the securities sold by us in the future offering.

_______	q)
The Investor acknowledges that:  If the Investor purchases in this Offering, the Investor will pay a price that was not established in a competitive market but which has been determined by PHT’s management, based, in part, on the price paid by our prior investors, our prospects in our industry, an assessment of our financial condition and other factors deemed relevant by our Board of Directors.  The price, however, is not based on our historical earnings, the book value of PHT, or any other objective criteria.  The offering price should not be deemed an indication of our value.  An Investor should consider in making an investment in our securities that we have insufficient assets to meet our obligations and we have a working capital deficit.

______	r)
WAIVER OF DAWSON JAMES SECURITIES LIABILITY.  In order to induce Dawson James Securities to make the introduction of the Investor to PHT and in view of the investment by the Investor, the Investor does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, REMISE AND FOREVER DISCHARGE Dawson James Securities and its affiliates and each and any of their respective shareholders, officers, directors, “controlling persons”, employees, registered representatives, independent contractors, heirs, executors, administrators, successors in interest and assigns from and against any and all agreements, promises, liabilities, claims and demands of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively a “Claim”), which the Investor, the Investor’s heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring, directly or indirectly, out of the Investor’s investment.

_______	s)
The Investor acknowledges that the Units are being sold on a “best efforts” basis and no assurance can be given that all of the Units being offered will be sold.  PHT is continuing to seek other financing initiatives to meet its working capital needs.  PHT’s operating plan seeks to minimize its capital requirements, but further commercialization of its products will require additional capital. PHT expects that product development and operating and production expenses will increase significantly as it continues to develop, produce and sell products. The Investor further acknowledges that no assurance can be given that PHT will be successful in completing this Offering or any other financings at the minimum level necessary to fund its capital requirements, current operations or at all. If PHT is unsuccessful in completing these financings at such minimum level, PHT will not be able to fund its capital requirements or current expenses. If PHT is unsuccessful in completing these financings at or near the maximum level or an additional financing, PHT will not be able to pursue its business strategy.  Additional financing may not be available on terms favorable to PHT or at all.

If Investor is an individual:

________________________________                                    _________________________________
Signature of Investor                                                                        Print Name of Investor

________________________________                                    _________________________________
Signature of Spouse, if applicable                                                   Print Name of Spouse, if applicable

Date: _________________, 2008

If Investor is an entity:

________________________________                                    _________________________________
Signature of Officer,                                                                           Print Name and Title of Officer,
Trustee or Partner, as applicable                                                     Trustee, or Partner, as applicable

Date: _________________, 2008